EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Monday, November 24, 2003

SMTC Corporation – Nasdaq Listing

SMTC Corporation (Nasdaq: SMTX), (TSX: SMX), a global provider of electronics manufacturing services to the technology industry, today reported it received a Nasdaq Staff Determination on November 19, 2003 indicating that the Company’s common stock fails to comply with the minimum bid price of US $1.00 per share requirement for continued listing under Maintenance Standard 1 as set forth in Marketplace Rule 4450(a)(5) and under Maintenance Standard 2 as set forth in Marketplace Rule 4450(b)(4), and that its securities are, therefore, subject to delisting from The Nasdaq National Market.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and seek continued listing. Pending a determination of the Panel, the Company’s common stock will continue to trade on The Nasdaq National Market. There can be no assurance the Panel will grant the Company’s request for continued listing.

“The Company is considering various alternatives to address the Nasdaq minimum bid price requirement as part of a broader plan to restructure its indebtedness on a longer term basis. While there can be no assurance that we will succeed, we are optimistic that we will be able to restructure our balance sheet and continue our Nasdaq listing” stated John Caldwell SMTC’s President and Chief Executive Officer.

About the Company: SMTC Corporation is a global provider of advanced electronic manufacturing services to the technology industry. The Company’s electronics manufacturing, technology and design centers are located in Appleton, Wisconsin, Boston, Massachusetts, San Jose, California, Toronto, Canada, and Chihuahua, Mexico. SMTC offers technology companies and electronics OEMs a full range of value-added services including product design, procurement, prototyping, printed circuit assembly, advanced cable and harness interconnect, high precision enclosures, system integration and test, comprehensive supply chain management, packaging, global distribution and after-sales support. SMTC supports the needs of a growing, diversified OEM customer base primarily within the networking, communications and computing markets. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on The TSX Exchange under the symbol SMX. Visit SMTC’s web site, www.smtc.com, for more information about the Company.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information
Linda Millage	(905) 479-1810
Director of Investor Relations	lindam@smtc.com